UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave. Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

As previously announced, on September 15, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), Ranbaxy, Inc., a Delaware corporation (“Ranbaxy”) and an indirect wholly owned subsidiary of Sun Pharmaceutical Industries Ltd. (“Sun Pharma”), and Thea Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned direct subsidiary of Ranbaxy, entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), providing for the acquisition of the Company by Ranbaxy at a purchase price of $0.35 per share.

The Company, Ranbaxy and Merger Sub amended and restated the Merger Agreement on September 28, 2015 (the Original Merger Agreement, as amended and restated, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) at a purchase price of $0.35 per share, net to the seller in cash, without interest (the “Offer Price”). Following successful completion of the Offer, or adoption of the Merger Agreement by Company stockholders, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Ranbaxy (the “Merger”).

The Merger Agreement was amended and restated to provide, among other things, greater certainty as to closing timing by providing that (1) if the conditions to the Offer are not satisfied by November 2, 2015, then Merger Sub may at any time prior to November 13, 2015 terminate the Offer so that the Company may hold a special meeting of its stockholders to consider adoption of the Merger Agreement, and (2) any “subsequent offering period” relating to the Offer would not be indefinitely extended.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Ranbaxy and Merger Sub. In addition, such representations and warranties (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by certain disclosures made to Ranbaxy and Merger Sub not reflected in the text of the Merger Agreement, (3) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or other specified dates and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports and documents that the Company files with the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Statements Related to Forward-Looking Statement

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates and projections, objectives and expected results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company and Ranbaxy to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many Company stockholders will tender their shares of Company Common Stock in the Offer or, if applicable, vote in favor of adopting the Merger Agreement; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees. Other factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements include: general economic conditions and conditions affecting the industry in which the Company operates and other factors identified in the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and neither the Company nor any of its affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Additional Information and Where to Find It

The Offer for the outstanding common stock of the Company has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Company Common Stock. At the time the Offer is commenced, Sun Pharma and its affiliates will file, or cause to be filed, a tender offer statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer, and a proxy statement regarding the Merger. Company stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the Offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the Offer and, if applicable, the Merger, that Company stockholders should consider prior to making any decisions with respect to the Offer or the Merger. Once filed, stockholders of the Company will be able to obtain free copies of the tender offer materials and the proxy statement, and other documents filed with the SEC by the Company, or filed by, or cause to be filed by, Sun Pharma and its affiliates with the SEC, through the website maintained by the SEC at http://www.sec.gov or from the information agent named in the tender offer materials. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’ website at www.InSiteVision.com or by contacting the Company at 510-747-1220.

Participants in the Solicitation

The Company and Sun Pharma (including its affiliates) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on February 19, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov , and from the Company by contacting Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investors page on its corporate website at www.insitevision.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Amended and Restated Agreement and Plan of Merger, by and among the Company, Ranbaxy and Merger Sub, dated as of September 15, 2015, as amended and restated September 28, 2015.

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015	INSITE VISION INCORPORATED

	By:	/s/ Timothy M. Ruane
Timothy M. Ruane
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, by and among InSite Vision Incorporated, Ranbaxy, Inc. and Thea Acquisition Corp., dated as of September 15, 2015, as amended and restated September 28, 2015.

*	InSite Vision Incorporated has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.